Exhibit 10.15

Amendment to Private Placement Agreement

THIS AMENDMENT TO PRIVATE PLACEMENT AGREEMENT (the “Amendment”) is made as of February 28, 2017 by and among Therapix Biosciences Ltd. (the “Company”) and Dr. Haim Amir (the “Investor”). The Company and the Investor is referred to collectively as the “Parties” and each separately as a “Party”.

WITNESSETH

WHEREAS, The Parties have each agreed on the terms of the Private Placement Agreement dated as of February 13, 2017 (the “Agreement”); and

WHEREAS, The Parties desire and agree to amend the Agreement, as set forth herein;

NOW, THEREFORE, the Parties hereby agree as follows:

1.	The above recitals are hereby made part of this Amendment.

2.	Unless expressly provided otherwise, all capitalized terms used and not otherwise defined herein shall bear the respective meanings ascribed to them in the Agreement.

3.	Section 2.2.1 to the Agreement shall become section 2.2.1A and the following section 2.2.1B shall be added to the Agreement as section 2.2.1B:

2.2.1B	Protection in case of a public offering. In case after the Closing of this Agreement the Company raises additional funds by means of a Qualified IPO (as defined below) for additional capital of more than USD 1M and in less favorable terms than prescribed under this Agreement - in terms of the price per share of the Company’s ordinary shares “Future IPO” and “Future IPO PPS”, respectively), then immediately following the closing of such Future IPO, the Company shall repay the Investor the sum, reflecting the number of the Purchased Shares by the Investor multiplied by the difference between the Purchase PPS and the Future IPO PPS (the “Investment Return”). This protection shall apply to the first Qualified IPO, which will be completed in the registration of the Company’s securities on a regulated Exchange.

Such Investment Return can be repaid by the Company to the Investor, at the sole discretion of the Company, either in cash and/or in Ordinary Shares as fully paid up, at the Future IPO PPS. I.e. the number of Ordinary Shares entitled to the Investor as a repayment under this section will be determined by dividing the Investment Return amount with the Future IPO PPS.

For the avoidance of doubt, the repayment of the Investment Return by way of Ordinary Shares as aforesaid (or the Difference shares, as the case may be) shall be subject to the obtainment by the Company of any regulatory approval required to be obtained by the Company (including with respect to any exchange regulations and without derogating the abovementioned, including with respect to TASE’s minimal effective price per share requirement of NIS 0.30, all as defined under TASE’s regulations as may be from time to time).

4.	Unless amended hereby, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

[signature page follows]

[Signature Page to Amendment to Private Placement Agreement]

THE COMPANY:

/s/ Guy Goldin		/s/ Dr. Elran Haber

THERAPIX BIOSCIENCES LTD.

By:	Guy Goldin	Dr. Elran Haber
Title:	CFO	CEO

THE INVESTOR:

/s/ Dr. Haim Amir
DR. HAIM AMIR